Exhibit 99.1

Signature Page

KKR DREAM HOLDINGS LLC	11/18/2024

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

11/18/2024
KKR DREAM AGGREGATOR L.P.
By: KKR Dream Aggregator GP LLC, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

11/18/2024
KKR DREAM AGGREGATOR GP LLC

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

11/18/2024
KKR AMERICAS FUND XII (DREAM) L.P.
By: KKR Associates Americas XII AIV L.P., its general partner
By: KKR Americas XII AIV GP LLC, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

11/18/2024
KKR AMERICAS XII (DREAM) BLOCKER PARENT L.P.
By: KKR Associates Americas XII AIV L.P., its general partner
By: KKR Americas XII AIV GP LLC, its general partner
By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

11/18/2024
KKR AMERICAS XII EEA (DREAM) BLOCKER PARENT L.P.
By: KKR Associates Americas XII AIV L.P., its general partner
By: KKR Americas XII AIV GP LLC, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

11/18/2024
KKR AMERICAS XII (DREAM II) BLOCKER PARENT L.P.
By: KKR Associates Americas XII AIV L.P., its general partner
By: KKR Americas XII AIV GP LLC, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

11/18/2024
KKR ASSOCIATES AMERICAS XII AIV L.P.
By: KKR Americas XII AIV GP LLC, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR AMERICAS XII AIV GP LLC	11/18/2024

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR WOLVERINE I LTD.	11/18/2024
By: KKR Financial Management LLC, its portfolio manager

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary